UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

June 5, 2017
(Exact name of registrant as specified in its charter)

Delaware	001-33829	98-0517725
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
5301 Legacy Drive, Plano, Texas 75024
(Address of principal executive offices, including zip code)
(972) 673-7000
(Registrant’s telephone number including area code)
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 7.01 Regulation FD Disclosure.

Early Tender Results

On June 5, 2017, Dr Pepper Snapple Group, Inc. (the "Company") issued a press release announcing that, as of 5:00 p.m., New York City time, on June 2, 2017 (the "Early Tender Date"), approximately $156.911 million in aggregate principal amount of its 7.45% Senior Notes due 2038 (the "2038 Notes") and $62.698 million in aggregate amount of its 6.82% Senior Notes due 2018 (the "2018 Notes" and, together with the 2038 Notes, the "Notes") have been validly tendered and not withdrawn as part of its previously announced May 19, 2017 cash tender offers for such Notes (the "Tender Offers"). The Tender Offers, which are being made to all holders of the 2018 and 2038 Notes are only being conducted pursuant to the terms and subject to the conditions set forth in a offer to purchase, dated May 19, 2017, and the related letter of transmittal.

A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference. The information contained in Item 7.01 and Exhibit 99.1 of Item 9.01 of this Current Report on Form 8-K is being furnished, not filed, pursuant to Items 7.01 and 9.01 of Form 8-K. Accordingly, the information in Item 7.01 and Exhibit 99.1 of Item 9.01 of this Current Report will not be subject to liability under Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and will not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically identified therein as being incorporated by reference.
Item 8.01 Other Events.

Commencement of Notes Offering

On June 5, 2017, the Company issued a press release announcing that the Company commenced a private offering of Senior Notes due 2027 and Senior Notes due 2045 to eligible purchasers. The Company intends to use the net proceeds from the offering, combined with proceeds from the sale of commercial paper, to fund the purchase of the 2018 Notes and the 2038 Notes validly tendered and not validly withdrawn and accepted for purchase in accordance with the Tender Offers, including related premiums, accrued interest and associated fees and expenses. Any net proceeds not used to purchase the 2018 Notes and the 2038 Notes validly tendered and not validly withdrawn and accepted for purchase in accordance with the Tender Offers will be used for general corporate purposes, which may include repayment of outstanding commercial paper, share repurchases, capital expenditures, working capital, future acquisitions and investments. In addition, the Company intends to redeem any of the 2018 Notes that remain outstanding after the completion of the Tender Offers, including related premiums, accrued interest and associated fees and expenses, through the use of any remaining net proceeds and additional proceeds from the sale of commercial paper. Pending application of the net proceeds, the Company intends to invest such proceeds in short-term investments.

A copy of the press release is filed as Exhibit 99.2 to this report and is incorporated herein by reference.

In addition, this press release does not constitute a notice of redemption under the indenture governing the 2018 Notes or the 2038 Notes.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

EXHIBIT
NUMBER	DESCRIPTION

99.1
Dr Pepper Snapple Group, Inc. Press Release dated June 5, 2017 — ''Dr Pepper Snapple Group Announces Early Results of Cash Tender Offers for its 7.45% Senior Notes Due 2038 and 6.82% Senior Notes Due 2018''.

99.2	Dr Pepper Snapple Group, Inc. Press Release dated June 5, 2017 — ''Dr Pepper Snapple Group Announces Private Offering of Senior Notes due 2027 and Senior Notes due 2045''.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DR PEPPER SNAPPLE GROUP, INC.
Date: June 5, 2017
	By:	/s/ James L. Baldwin
		Name:	James L. Baldwin
		Title:	Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit
Number	Description

99.1
Dr Pepper Snapple Group, Inc. Press Release dated June 5, 2017 — ''Dr Pepper Snapple Group Announces Early Results of Cash Tender Offers for its 7.45% Senior Notes Due 2038 and 6.82% Senior Notes Due 2018''.

99.2	Dr Pepper Snapple Group, Inc. Press Release dated June 5, 2017 — ''Dr Pepper Snapple Group Announces Private Offering of Senior Notes due 2027 and Senior Notes due 2045''.